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                                                                      EXHIBIT 11


                                  S1 exhibit



                             Eclipsys Corporation
                      Computation of Earnings Per Share


                                             Year ended                    Year ended                    Quarter ended
                                           December 31, 1996            December 31, 1997                March 31, 1998
                                        -------------------------------------------------------------------------------------
                                                                 (In thousands except per share data)
Weighted average common
 shares outstanding                              4,533,995                     5,286,271                          4,573,455
                                         =================             =================                  =================

Calculation of net income per
 share:
Net loss                                 $          (1,471)            $        (135,234)                 $         (11,104)
                                         =================             =================                  =================

Dividend and accretion on
 mandatorily redeemable preferred
 stock                                   $             -               $          (5,850)                 $          (1,335)
                                         =================             =================                  =================

Preferred stock conversion               $             -               $          (3,105)                 $             -
                                         =================             =================                  =================

Net loss available to common
 shareholders                            $          (1,471)            $        (144,189)                 $         (12,439)
                                         =================             =================                  =================

Basic and Diluted net loss per
 common share                            $           (0.32)            $          (27.28)                 $           (2.72)
                                         =================             =================                  =================



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